Exhibit 5

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Doma Holdings, Inc. is filed on behalf of each of the undersigned.

Dated: December 9, 2024

FOUNDATION CAPITAL MANAGEMENT CO. VIII, L.L.C.

By:	/s/ Charles Moldow
Manager

FOUNDATION CAPITAL VIII, L.P.
By:	Foundation Capital Management Co. VIII, L.L.C. its General Partner

By:	/s/ Charles Moldow
Manager

FOUNDATION CAPITAL VIII PRINCIPALS FUND, L.L.C.
By:	Foundation Capital Management Co. VIII, L.L.C. its Manager

By:	/s/ Charles Moldow
Manager

FOUNDATION CAPITAL MANAGEMENT CO. LF II, L.L.C.

By:	/s/ Charles Moldow
Manager

FOUNDATION CAPITAL Leadership Fund II, L.P.
By:	Foundation Capital Management Co. LF II, L.L.C. its General Partner

By:	/s/ Charles Moldow
Manager